UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On August 3, 2016, General Cable Corporation issued a press release announcing its financial results for the second quarter of 2016. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.
General Cable makes reference to non-GAAP financial measures in the press release. Reconciliations of non-GAAP financial measures contained in the press release to the comparable GAAP financial measures are contained in the press release or in General Cable’s Second Quarter 2016 Investor Presentation available on General Cable’s website. Attached as Exhibit 99.2 and incorporated herein by reference are certain slides which are included in General Cable’s Second Quarter 2016 Investor Presentation and which contain such reconciliation information.
The information furnished on this Form 8-K, including the exhibits attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2016, General Cable engaged Robert C. Kreidler to serve as the Company’s Chief Financial Officer on an interim basis, effective August 12, 2016 (the “Effective Date”), as the Company completes its search for a permanent Chief Financial Officer. As previously disclosed, Brian J. Robinson, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, is leaving the Company to pursue other opportunities. Mr. Robinson’s last day with the Company will be the Effective Date.
Robert C. Kreidler, age 52, served as Executive Vice President and Chief Financial Officer of Sysco Corporation, a distributor of food and related products, from 2009 through 2015. Prior to joining Sysco, Mr. Kreidler served as Executive Vice President and Chief Financial Officer of C&S Wholesale Grocers, a large privately-held food wholesaler, from 2007 through 2009. Between 1996 and 2007, he held various senior roles with Yum! Brands, Inc., which includes the worldwide operations of KFC, Pizza Hut and Taco Bell. His last position with Yum! Brands was Senior Vice President of Corporate Strategy and Treasurer from 2005 to 2007.
In connection with Mr. Kreidler’s engagement as interim Chief Financial Officer, the Company entered into a CFO Consulting Agreement (the “Consulting Agreement”) with Kreidler Advisory Services LLC (“Consultant”). The Consulting Agreement provides:
•Mr. Kreidler will provide all the services under the Consulting Agreement for which Consultant has been engaged;
•Mr. Kreidler will perform all duties and fulfill the responsibilities typically completed or required of a chief financial officer of a public company in the United States;
•Consultant will be paid a fee of $25,000 per week, which will be pro-rated for any partial weeks; and
•the Company will reimburse the Consultant for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of services under the Consulting Agreement, including, but not limited to, commuting and housing costs each week, consistent with the Company’s expense reimbursement policy.
The Consulting Agreement also contains confidentiality, non-disparagement, non-compete and non-solicit provisions. The Consulting Agreement is terminable for any or for no reason (i) by Consultant upon 30 days prior written notice; or (b) by the Company upon 5 days prior written notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2016
99.2	Certain slides contained in General Cable’s Second Quarter 2016 Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

August 3, 2016	By:	/s/ BRIAN J. ROBINSON
Brian J. Robinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2016
99.2	Certain slides contained in General Cable’s Second Quarter 2016 Investor Presentation